AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend fee schedule Amended Exhibit CC of the Agreement, effective December 1, 2017; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit CC of the Agreement shall be amended and replaced in its entirety by the Exhibit CC attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas R. Hess	By: /s/ Anita M. Zagrodnik
Printed Name: Douglas G. Hess	Printed Name: Anita M. Zagrodnik
Title: President	Title: Senior Vice President

Amended Exhibit CC to the Advisors Series Trust Fund Administration Servicing Agreement

Separate Series of Scharf Investments, LLC

Name of Series
Scharf Fund
Scharf Balanced Opportunity Fund
Scharf Global Opportunity Fund
Scharf Alpha Opportunity Fund

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at December, 2017

Annual Fee Based Upon Average Net Assets Per Fund*
[   ] basis points on the first $[   ]
[   ] basis points on the next $[   ]
[   ] basis points on the next $[   ]
[   ] basis points on the balance
Minimum annual fee:  $[   ] per fund

▪ Additional fee of $[   ] for each additional class, Controlled Foreign Corporation (CFC) and/or  manager/sub-advisor per fund
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal – on-line access to portfolio management and compliance information
▪ USBFS Legal Administration (e.g., registration statement update)

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $[   ] /fund (subject to change based on Board review and approval)
▪ $[   ] / sub-advisor per fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:  Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees,  third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services  not included above shall be mutually agreed upon and documented on the Additional Services fee schedule:  additional legal administration (e.g., subsequent new fund launch), Daily compliance testing (Charles River), Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase - All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

Amended Exhibit CC (continued) to the Advisors Series Trust Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at December, 2017

Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ $[   ] additional minimum

Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $[   ] /project
▪ Subsequent new share class launch – $[   ] /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements
Daily Compliance Services (Charles River)
▪ Base fee – $[   ] /fund per year
▪ Setup – $[   ] /fund group
▪ Data Feed  – $[   ] /security per month
Section 15(c) Reporting
▪ $[   ] /fund per report – first class
▪ $[   ] /additional class report
Equity Attribution (Morningstar Direct)
▪ $[   ] first user
▪ $[   ] second user
▪ $[   ] thereafter
BookMark Electronic Board Book Portal
▪ USBFS will establish a central, secure portal for Board materials using a unique client board URL.
▪ Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
▪ Features password-protected, encrypted servers with automatic failover.
▪ Training and ongoing system support.
▪ Accessible from your smart phone or iPad.
▪ Allows multiple users to access materials concurrently.
▪ Searchable archive.
▪ Ability to make personal comments.
Annual Fee
▪ 0-10 users - $[   ] (includes 3 GB of storage)
▪ 10-20 users - $[   ]
▪ 20-30 users - $[   ]
▪ 30-40 users - $[   ]
Additional Storage:  3 GB included in annual charge; $[   ] for each additional 5 GB of storage

Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
▪ Performance Service – $[   ] /CUSIP per month
▪ Setup – $[   ] /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $[   ] setup /FTP site

Advisor’s Signature below acknowledges approval of the two fee schedules on this Exhibit CC.

Scharf Investments, LLC

By: /s/ Brian A. Krawez

Printed Name: Brian A. Krawez

Title: President                                    Date:_______________________